STRATEGIC ALLIANCE AGREEMENT
       FOR THE INTEGRATION OF SAC TECHNOLOGIES FINGERPRINT TECHNOLOGY AND
                    KEYWARE VOICE GUARDIAN SOFTWARE PRODUCTS


Duly made and executed on this 26th day of Nov 1997, by and between:

SAC Technologies, Inc., a Minnesota corporation having its principal place of business at 4444 West 76th Street, Edina Minnesota 55435 hereinafter referred to as "SAC", represented by Barry Wendt, Chief Executive Officer; and Keyware Technologies, a Massachusetts company with its principal offices at 500 West Cummings Park, Suite 3600, Woburn, MA, 01801, hereinafter referred to as "Keyware", represented by Robert Doherty, Business Development
Manager.

INTRODUCTION

This Strategic Alliance Agreement contains understandings between Keyware and SAC (the "Parties"), with regard to the integration of biometric technologies, including, but not limited to: voice, facial recognition and fingerprint for desktop computer/network access, appliance access control and facility access control for Industrial, Commercial and Consumer Market applications.

Keyware is currently developing, marketing and selling products based on voice verification (herein referred to as VERIFICATION PRODUCTS), to address opportunities in the authentication markets and desires to participate with SAC in the areas of integration and co-marketing.

SAC is currently developing marketing and selling various fingerprint "identification" based products and applications and has technical and business interests in VERIFICATION PRODUCTS and desires to participate with Keyware in the areas of integration and co-marketing.


1.0 SCOPE OF COOPERATION - The Parties may expand the scope of this agreement by reducing said mutually agreed conditions to writing as an addendum of this agreement.

      1.1   Keyware and SAC's intended cooperation will include the following:

      1.2 GENERAL - Cooperating and sharing resources and information, on a global basis, in the mutual and/or joint development, promotion, marketing and sales as per below;

      1.3   DEVELOPMENT

            * Joint development of support for and integration for certain SAC products with Keyware's products.

            * Joint development of support for and integration of biometric authentication and SAC's technology.

            * Working together and sharing resources and information on the support of new interfaces and standards, in order to ensure the timely support of significant industry standards by both parties' products.

            * Providing reciprocal access to each party's white papers and technical briefs; reciprocal participation in beta testing.

      1.4 MARKETING AND SALES - On a case by case basis, based on mutual business considerations;

            * Joint participation in marketing efforts, including joint advertising, press releases, joint participation in trade shows, linking web sites, and other industry events, and joint developing of marketing collateral.

            * Mutual referral of relevant customer leads as determined by the source party.

      1.5 SERVICES, TRAINING & SUPPORT - Joint technical seminars for application developers; joint "road shows" addressing the parties' target markets; training of Keyware associates by SAC and training of SAC associates by Keyware, providing reciprocal high priority access to technical support resources.


2.0 Additionally, the parties have agreed to the following principals on a case by case basis, based on mutual business considerations;

      2.1 Keyware and SAC shall participate in the out of pocket expenses generated by the parties in relation to special/extraordinary development, and promotional marketing and sales work done by either party to support the requests of the counter party.

      2.2 All products sold by SAC to Keyware and by Keyware to SAC shall bear the cost of any related royalties. If the existence of other intellectual property rights relevant to a product comes to light, the supplying party will secure the full right to use the item throughout the world.


3.0 TERM - The term of this agreement will be for [*] from the signature date of the most recently signed addendum.


4.0 TERRITORY - The parties shall promote, market and sell the products on a worldwide basis for desktop computer/network access, appliance access control and facility access control for Industrial, Commercial and Consumer market applications. The stated Territory/Market definition does not include any existing exclusive arrangements that the parties may have at the time of the execution of this agreement. Such exclusive arrangements will be defined as an Addendum to this Agreement.

5.0   CONFIDENTIALITY

      5.1 In order to pursue the facilitation of the cooperation between the parties as detailed in section 1.0 to this Agreement ("Scope of Cooperation"), the parties, having recognized that there is need to disclose to each other confidential information, and to provide for mutual agreements to protect such confidential information which is to be used only for the purposes of facilitating the Scope of Cooperation, will sign a Non Disclosure Agreement whenever judged necessary by either party ("The NDA").

      5.2   Without derogating from the generality of the Agreement, this section 5.0 shall remain in effect for a period of [*] from the later of the signature date of the present agreement or the date of the termination of subsequent addendum to this agreement.


6.0   INTELLECTUAL PROPERTY RIGHTS

      6.1 The parties hereby agree that all the proprietary interests and/or all intellectual property rights, owned by each party prior to entering this Agreement, shall remain the property of that party solely, and that in entering this Agreement or any other agreement deriving from it, either party does not, and shall not, acquire any rights in the other party's proprietary interests and/or all intellectual property rights.

      6.2 Both Keyware and SAC hereby represent that they do not, in any manner whatsoever, possess any proprietary interest in the intellectual property rights owned by the counter party. Keyware and SAC shall be entitled to use each others' name, trade-names and logos only in connection with the Scope of Cooperation, and subject to obtaining the counter party's prior written consent.


* Confidential portion has been omitted and filed separately with the Securities and Exchange Commission

7.0 TEAM COORDINATORS - The Parties will assign a representative from each company to assign attendees for joint project workshops as necessary.

          * For Keyware-Robert Doherty
          * For SAC-Barry Wendt

8.0   GENERAL PROVISIONS

      8.1 Both Keyware and SAC may make public statements as to the cooperation contemplated in this agreement. Such public statements shall be coordinated between the parties prior to their distribution.

      8.2 This Agreement is governed only by the laws of Massachusetts and only the courts in Massachusetts shall have jurisdiction in any conflict of dispute arising out of this Agreement.


9.0 TERMS AND CONDITIONS- The parties will make payments prepaid, cash or COD. Following credit application/approval, the parties will make payments thirty (30) days from invoice.

      9.1 SAC Technologies will pay [*] per copy for Keyware Voice Guardian Software, which is integrated into SAC's products.

      9.2 SAC will purchase a minimum of [*] copies of Keyware Voice Guardian Software on signing of this agreement as follows; [*] immediately and [*] copies every [*] months thereof until [*] copies have been purchased.

      9.3 SAC Technologies will receive most favored nation pricing (i.e.; if Keyware Voice Guardian is available for less to another Keyware OEM or reseller with similar volumes, then that price will be available to SAC).

      9.4 In Consideration, Keyware will be assigned Distributor status for SAC's products and be entitled to Volume Purchase pricing at the [*] unit level. If Keyware purchases exceed the [*] unit level then Keyware will be entitled to pricing as determined by SAC's current price list (see attached).


10.0 TERMINATION - This agreement shal1 terminate the day after the [*] of the most recent signed addendum of this agreement or by mutual agreement reduced to writing by the Parties hereto, if either party becomes insolvent, or if the technology provided by either party is non-competitive according to generally accepted industry standards. In the event of termination the obligations of the parties will also terminate.

11.0 ASSIGNMENTS- The parties privileges, ownership or control in this Agreement are not transferable and shall not be transferred or assigned to any other person, firm, corporation, partnership or other business entity, whether by operation of law or otherwise, without the other parties prior approval. Such transfer for assignment without the prior written approval of the other party shall be null and void and shall not be binding.

12.0 ENTIRE AGREEMENT- This Agreement together with the Addendum's attached constitutes the entire understanding and agreement between the parties and supersedes any understanding, agreement or arrangements previously made or in existence between the parties. This Agreement may not be altered, enlarged, supplemented, abridged, modified, nor any provisions waived except as provided in this Agreement, or by a written agreement between SAC and Keyware that makes express reference to this Agreement, and specifically declares it is intended as an amendment hereto.

13.0 APPLICATION LAW- This Agreement shall be governed by and construed in accordance with the laws of the State of Massachusetts, United States of America.


* Confidential portion has been omitted and filed separately with the Securities and Exchange Commission

14.0 EFFECTIVE DATE- This Agreement shall become effective upon execution by both parties as of the date and year first above written, and shall continue in force and govern all relations and transactions between the parties until terminated and thereafter to the extent necessary to give effective to those provision, hereof app1icable following termination.


IN WITNESS WHEREOF, the Parties have caused this Alliance to be executed by their respective authorized representatives.

For Keyware Technologies:                       For SAC Technologies, Inc.:


/s/ Robert Doherty      11-26-97                /s/ Barry Wendt        11-26-97
--------------------------------                -------------------------------
Robert Doherty             Date                 Barry Wendt               Date
Business Development Manager                    Chief Executive Officer